EXHIBIT 99.1

Flushing Financial Corporation Reports Full Year 2018 GAAP EPS up 36% and Record Full Year Core EPS up 24%; Quarterly Yields on Loan Closings Increased 75bps from 4Q17

FOURTH QUARTER 20181 HIGHLIGHTS

  GAAP diluted EPS was $0.44, up 109.5% from 4Q17 and down 27.9% QoQ
  Core diluted EPS was $0.54, up 63.6% from 4Q17 and unchanged QoQ
  Net interest income of $40.6 million, down 2.1% QoQ, and 5.6% from 4Q17
  Net interest margin was 2.55%, down 16bps QoQ and 35bps from 4Q17
  Non-interest expense decreased 5.4% QoQ and 0.5% from 4Q17
  GAAP and core ROAE were 9.2% and 11.4%, compared with 12.9% and 11.4%, respectively in 3Q18
  GAAP and core ROAA were 0.7% and 0.9%, respectively, compared with 1.1% and 1.0% , respectively in 3Q18
  Sold $120.3 million in lower yielding investment securities, resulting in a loss on sale of $1.9 million and purchased $113.4 million in higher yielding investment securities; transaction expected to aid 2019 EPS and NIM
  Tax benefit of $0.06 per diluted share due to release of previously accrued tax liability

FULL YEAR 20181 HIGHLIGHTS

  GAAP diluted EPS was $1.92, up 36.2% YoY
  Record core diluted EPS of $1.94, up 23.6% YoY
  Record loan closings of $1,250.8 million, up 20.3% YoY
  GAAP ROAE was 10.3%, compared with 7.8% and core ROAE was 10.4%, compared with 8.6% for 2017
  GAAP ROAA was 0.9%, compared with 0.7% and core ROAA was 0.9%, compared with 0.7% for 2017
  Net interest income was $167.4 million, down 3.3%, and net interest margin was 2.70%, down 23bps YoY
  Non-interest expense increased 3.9% YoY
  Tax benefit of $0.12 per diluted share due to release of previously accrued tax liability

UNIONDALE, N.Y., Jan. 31, 2019 (GLOBE NEWSWIRE) -- Flushing Financial Corporation (the “Company”) (Nasdaq-GS: FFIC), the parent holding company for Flushing Bank (the “Bank”), today announced its financial results for the fourth quarter and fiscal year ended December 31, 2018.

John R. Buran, President and Chief Executive Officer, stated, “We are pleased to report another quarter of strong loan closings totaling $345 million, our highest quarterly production in 2018, bringing total annual loan closings to a record level of $1.3 billion, resulting in net loan growth of 3.2% (non-annualized) QoQ and 7.3% for the full year. These milestones were achieved while continuing to adhere to our strategy of emphasizing rate over volume, resulting in a 75bps increase in average loan yields on loan closings in 4Q18 compared to those booked in 4Q17. The increase in new loan volume and yields combined with repricings of adjustable rate loans resulted in a 9bps increase in the yield of total loans to 4.38% in 4Q18 from 4.29% in 3Q18, excluding prepayment penalty income and recovered interest from nonaccrual loans.”

“We continued to experience margin pressure during 4Q18 driven by higher cost of funds. The cost of funds increased 12bps QoQ and 58bps YoY, as the Federal Reserve increased benchmark rates by 100bps since the fourth quarter of 2017. We expect continued competition for deposits and additional compression on the NIM through 2019.”

“Overall our net interest margin decreased 16bps from 3Q18 to 2.55% for 4Q18. The decline in the net interest margin was primarily driven by a decrease of approximately $2 million in prepayment penalties and recovered interest from non-accrual loans in 4Q18 from 3Q18. The decrease in our net interest margin shrinks to 3bps QoQ using core NIM which excludes the adjustments noted above for prepayment penalties and recovered interest from non-accrual loans.”

“Our strategy of focusing on our net interest margin spurred our decision to sell lower yielding investment securities, from which we recognized a loss on sale totaling $1.9 million, and reinvested the proceeds into higher yielding investment securities. We anticipate this transaction to aid our future net interest margin and earnings per share and to break even in approximately two years.”

“Similar to the prior quarter, we allowed $15 million of participations with another financial institution to repay, as the rates offered during the refinancing process did not meet our rate criteria. Year-to-date, we have allowed approximately $154 million of participations to repay rather than refinance at a rate below our criteria. We continue to focus on the origination and purchase of adjustable rate loans, as approximately 78% of our new loans and 46% of our new investment securities were adjustable rate products allowing us to manage future compression on net interest margin as spreads are fixed. Additionally, approximately $450 million of forward swaps entered into in late 2017 provided a benefit of a basis point to the quarter’s net interest margin. We expect these swaps to continue to benefit our net interest margin as interest rates rise.”

“Over the past year, C&I loans represented 38% of new loan closings, which are primarily adjustable rate loans.  For the first time business loan closings exceeded multi-family closings for the year. We have over $2 billion of loans repricing through 2021. During the fourth quarter $152 million of mortgage loans have repriced up an average of 57bps. In addition, the pipeline totals $197 million with an average yield of 5.12% compared to $355 million at 4.68% in the linked quarter.”

“Total deposits increased $258 million, or 5.5% (non-annualized) QoQ. The majority of this increase was transaction deposits which increased 8.3% (non-annualized) QoQ. Retail deposits increased $105 million QoQ. A prominent feature in the growth of retail deposits is the “Win Flushing” program, which focuses on increasing our deposit market share in the Asian Community of Flushing, Queens. Through the fourth quarter of 2018, we substantially achieved our goal, as we captured over $143 million of the $160 million in deposit growth targeted to be obtained by the end of 1Q19. Central to the “Win Flushing” program was the conversion of Flushing branches to the Universal Banker model, permitting staff to spend more time with customers. As of year-end we had 15 branches operating under the Universal Banker model. In the branches that have been converted we experienced an increase of over 120% in transactions processed at ATMs, to almost 60% of all branch transactions, reducing our customer’s reliance on tellers, resulting in an increase of over 30% in total branch sales, as sales per employee increased approximately 50% due to our branch staff focusing more time on sales opportunities. As previously discussed, we expect to have the remaining branches converted to the Universal Banker model by the end of 2019.”

Mr. Buran continued, “We continue to see strong improvements in our delinquency trends, as non-performing assets decreased by 10% and, total delinquencies decreased 20% since December 31, 2017. The loan-to-value ratio on our non-performing real estate loans at December 31, 2018 remained conservative at 35%. The net recoveries of $214,000 for the quarter reflect the Company’s conservative underwriting and diligence in the collection process.”

The Company retains its focus on preserving strong risk management practices, including conservative underwriting standards and improving yields to achieve improved risk-adjusted returns.

  Multi-family (excluding underlying co-operative mortgages), commercial real estate, and one-to-four family mixed-use property mortgage loans originated during 4Q18 had a yield of 4.73%, an increase of 35bps from 4.38% for 3Q18 and an increase of 82bps from 3.91% for 4Q17. We maintained our asset quality as these loans had an average loan-to-value ratio of 46% and an average debt coverage ratio of 164%.
  We remain committed to our strategy of focusing on C&I loans, commercial real estate loans and multi-family. In the fourth quarter, loan closings represented 34%, 28%, and 25%, respectively, of all originations, which were made while maintaining conservative loan-to-value and debt coverage ratios, and increasing yield.

Mr. Buran concluded, “Overall, we remain well capitalized and positioned to deliver profitable growth and long-term value to our shareholders as we continue to execute on our strategic objectives.”

Summary of Strategic Objectives

  Manage cost of funds and continue to improve funding mix
  Increase interest income by leveraging loan pricing opportunities and portfolio mix
  Enhance core earnings power by improving scalability and efficiency
  Manage credit risk
  Maintain well capitalized levels under all stress test scenarios

Earnings Summary:

Net Interest Income

Net interest income for 4Q18 was $40.6 million, a decrease of $2.4 million, or 5.6% YoY (4Q18 compared to 4Q17) and $0.9 million, or 2.1% QoQ (4Q18 compared to 3Q18).

  Net interest margin of 2.55%, decreased 35bps YoY and 16bps QoQ
  Net interest spread of 2.34%, decreased 41bps YoY and 17bps QoQ
  Yield on average interest-earning assets of 4.24%, increased 22bps YoY but decrease 3bps QoQ
  Cost of average interest-bearing liabilities of 1.90%, increased 63bps YoY and 14bps QoQ
  Cost of funds of 1.75%, increased 58bps YoY and 12bps QoQ, driven by increases in rates paid on deposits and short-term borrowings resulting from increases in the Fed Funds rate
  Average balance of total interest-earning assets of $6,364.5 million, increased $430.0 million, or 7.2%, YoY and $234.0 million, or 3.8%, QoQ
  Net interest income includes prepayment penalty income from loans totaling $0.9 million in 4Q18 compared with $1.4 million in 4Q17 and $1.9 million in 3Q18, accretion of discount upon call of CLO securities of none in 4Q18 and 3Q18 and $0.4 million in 4Q17 and recovered interest from delinquent loans of $0.3 million in 4Q18, compared to $0.1 million in 4Q17 and $1.1 million in 3Q18
  Absent all above items, the yield on interest-earning assets was 4.16% in 4Q18, an improvement of 26bps from 4Q17 and 8bps from 3Q18 and the net interest margin was 2.48% in 4Q18, which decreased 29bps from 4Q17 and 3bps from 3Q18

Provision for loan losses

As a result of the quarterly review of the allowance for loan losses, the Company recorded a provision of $0.4 million compared to $6.6 million in 4Q17 and none in 3Q18.

  Recorded net charge-offs (recoveries) of ($0.2) million in 4Q18, $11.5 million in 4Q17 and ($89,000) in 3Q18

Non-interest Income (Loss)

Non-interest income (loss) for 4Q18 was a loss $1.0 million, a decrease of $4.1 million YoY, and $5.9 million QoQ.

  During 4Q18 securities totaling $120.3 million at an average yield of 2.41% were sold, recording a loss on sale of $1.9 million, and the proceeds were used to purchase $113.4 million in securities at an average yield of 3.70%
  Additionally, non-interest income included net losses from fair value adjustments of $3.6 million in 4Q18, $0.6 million in 4Q17 and $0.2 million in 3Q18, gains from sale of assets of $1.1 million in 4Q18 and gains from life insurance of $2.2 million in 3Q18
  Absent all above items, non-interest income was $3.4 million, a decrease of $0.3 million, or 8.6% YoY, but an increase of $0.5 million, 16.4% QoQ

Non-interest Expense

Non-interest expense for 4Q18 was $25.8 million, a decrease of $0.1 million, or 0.5% YoY, and $1.5 million, or 5.4% QoQ.

  During 4Q18 BOLI split dollar insurance expense was reduced due to an increase in the discount rate used to calculate the cumulative split dollar liability; BOLI split dollar expense (income) was ($0.6) million in 4Q18, $0.6 million in 4Q17 and $0.1 million in 3Q18
  Absent the above items, non-interest expense was $26.4 million, an increase of $1.1 million, or 4.4% YoY, but a decrease of $0.7 million, or 2.5% QoQ
  The efficiency ratio was 58.5% in 4Q18 compared to 55.4% in 4Q17 and 61.3% in 3Q18

Provision for Income Taxes

The provision for income taxes in 4Q18 was $1.0 million, a decrease of $6.6 million, or 86.4% YoY and a decrease of $0.9 million, or 45.2% QoQ.

  Pre-tax income decreased by $0.2 million, or 1.3% YoY and by $5.8 million, or 30.0% QoQ
  The effective tax rates were 7.8% in 4Q18, 56.4% in 4Q17 and 9.9% in 3Q18
  4Q18 and 3Q18 each reflect the release of a previously accrued tax liability of $1.8 million; 4Q17 reflects additional tax expense totaling $3.8 million from 2017 tax reform
  Absent the above items, the effective tax rates were 20.9% in 4Q18, 28.7% in 4Q17 and 19.1% in 3Q18

Financial Condition Summary:

Loans:

  Net loans held for investment were $5,530.5 million reflecting an increase of 3.2% QoQ (not annualized) and 7.3% from December 31, 2017, as we continue to focus on the origination of multi-family, commercial real estate and commercial business loans with a full relationship while emphasizing rate over volume
  Loan closings of multi-family, commercial real estate and commercial business loans totaled $297.2 million for 4Q18, or 86.6% of loan production
  Loan pipeline was $196.6 million at December 31, 2018, compared to $359.8 million at December 31, 2017 and $355.2 million at September 30, 2018
  The loan-to-value ratio on our portfolio of real estate dependent loans as of December 31, 2018 totaled 38.8%

The following table shows the weighted average rate received from loan closings for the periods indicated:

	For the three months ended
	December 31,	September 30,	December 31,
Loan type	2018	2018	2017
Mortgage loans	4.79%	4.48%	3.92%
Non-mortgage loans	5.11%	4.50%	4.52%
Total loans	4.90%	4.49%	4.15%

Credit Quality:

  Non-performing loans totaled $16.3 million, a decrease of $1.9 million, or 10.4%, from $18.1 million at December 31, 2017
  Non-performing assets totaled $16.3 million, a decrease of $1.8 million, or 10.2%, from $18.1 million at December 31, 2017
  Classified assets totaled $46.5 million, an increase of $12.5 million, or 36.8%, from $34.0 million at December 31, 2017, primarily due to seven business loan relationships totaling $24.6 million being downgraded as they did not meet certain loan covenants; five of the relationships totaling $21.1 million are still accruing and continue to remit payments on time
  Loans classified as troubled debt restructured (TDR) totaled $8.4 million, a decrease of $4.8 million, or 36.6%, from $13.2 million at December 31, 2017, primarily due to the repayment of four taxi medallion TDRs, resulting in a recovery of $0.1 million and the sale of one commercial TDR
  We anticipate continued low loss content in the portfolio, as our strong underwriting standards coupled with our practice of obtaining updated appraisals and recording charge-offs early in the delinquency process has resulted in a 34.9% average loan-to-value for non-performing loans collateralized by real estate at December 31, 2018
  Net recoveries totaled $19,000 during the twelve months ended December 31, 2018

Capital Management:

  The Company and Bank, at December 31, 2018, were both well capitalized under all applicable regulatory requirements
  During 4Q18, stockholders’ equity increased $7.7 million, or 1.4%, to $549.5 million due to net income of $12.4 million, partially offset by the declaration and payment of dividends on the Company’s common stock and repurchases of the Company’s common stock
  During 4Q18, the Company repurchased 42,116 treasury shares at an average cost of $22.27 per share; as of December 31, 2018, up to 467,211 shares remained subject to repurchase under the authorized stock repurchase program, which has no expiration or maximum dollar limit
  Book value per common share increased to $19.64 at December 31, 2018, from $18.63 at December 31, 2017 and tangible book value per common share, a non-GAAP measure, increased to $19.07 at December 31, 2018, from $18.08 at December 31, 2017

Conference Call Information:

  John R. Buran, President and Chief Executive Officer, and Susan K. Cullen, Senior Executive Vice President and Chief Financial Officer, will host a conference call on Friday, February 1, 2019 at 9:30 AM (ET) to discuss the Company’s strategy and results for the fourth quarter and full year of 2018
  Dial-in for Live Call: 1-877-509-5836
  Webcast: https://services.choruscall.com/links/ffic190201.html
  Dial-in for Replay: 1-877-344-7529
  Replay Access Code: 10123652
  The conference call will be simultaneously webcast and archived through 5:00 PM (ET) on February 1, 2020

About Flushing Financial Corporation

Flushing Financial Corporation (Nasdaq: FFIC) is the holding company for Flushing Bank®, a New York State-chartered commercial bank insured by the Federal Deposit Insurance Corporation. The Bank serves consumers, businesses, professionals, corporate clients, and public entities by offering a full complement of deposit, loan, equipment finance, and cash management services through its banking offices located in Queens, Brooklyn, Manhattan, and Long Island. As a leader in real estate lending, the Bank’s experienced lending team creates mortgage solutions for real estate owners and property managers both within and outside the New York City metropolitan area. Flushing Bank is an Equal Housing Lender. The Bank also operates an online banking division consisting of iGObanking.com®, which offers competitively priced deposit products to consumers nationwide, and BankPurely®, our eco-friendly, healthier lifestyle community brand.

Additional information on Flushing Bank and Flushing Financial Corporation may be obtained by visiting the Company’s website at http://www.flushingbank.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this Press Release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “believes”, “estimates”, “predicts”, “forecasts”, “goals”, “potential” or “continue” or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The Company has no obligation to update these forward-looking statements.

- Statistical Tables Follow -

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)
(Unaudited)

	For the three months ended			For the twelve months ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2018	2018	2017	2018	2017

Interest and Dividend Income
Interest and fees on loans	$60,722	$59,658	$53,449	$232,719	$209,283
Interest and dividends on securities:
Interest	6,376	5,562	6,112	23,022	24,489
Dividends	18	18	13	67	287
Other interest income	317	248	123	1,190	526
Total interest and dividend income	67,433	65,486	59,697	256,998	234,585

Interest Expense
Deposits	20,174	17,425	11,174	64,497	40,319
Other interest expense	6,623	6,540	5,463	25,095	21,159
Total interest expense	26,797	23,965	16,637	89,592	61,478

Net Interest Income	40,636	41,521	43,060	167,406	173,107
Provision for loan losses	422	-	6,595	575	9,861
Net Interest Income After Provision for Loan Losses	40,214	41,521	36,465	166,831	163,246

Non-interest Income
Banking services fee income	1,065	1,017	1,383	4,030	4,156
Net loss on sale of securities	(1,920)	-	-	(1,920)	(186)
Net gain on sale of loans	-	10	207	168	603
Net gain on sale of assets	1,141	-	-	1,141	-
Net loss from fair value adjustments	(3,585)	(170)	(631)	(4,122)	(3,465)
Federal Home Loan Bank of New York stock dividends	946	873	875	3,576	3,081
Gains from life insurance proceeds	-	2,222	-	2,998	1,405
Bank owned life insurance	779	782	809	3,099	3,227
Other income	588	221	421	1,367	1,541
Total non-interest income (loss)	(986)	4,955	3,064	10,337	10,362

Non-interest Expense
Salaries and employee benefits	15,094	15,720	14,249	64,560	62,087
Occupancy and equipment	2,551	2,475	2,757	10,079	10,409
Professional services	1,821	1,915	1,822	8,360	7,500
FDIC deposit insurance	472	596	487	2,115	1,815
Data processing	1,409	1,427	1,365	5,663	5,238
Depreciation and amortization	1,464	1,484	1,339	5,792	4,832
Other real estate owned/foreclosure expense (benefit)	(128)	(102)	28	(94)	404
Net gain from sales of real estate owned	-	-	-	(27)	(50)
Other operating expenses	3,077	3,718	3,832	15,235	15,239
Total non-interest expense	25,760	27,233	25,879	111,683	107,474

Income Before Income Taxes	13,468	19,243	13,650	65,485	66,134

Provision (Benefit) for Income Taxes
Federal	349	2,307	7,838	8,574	22,844
State and local	697	(397)	(145)	1,821	2,169
Total taxes	1,046	1,910	7,693	10,395	25,013

Net Income	$12,422	$17,333	$5,957	$55,090	$41,121

Basic earnings per common share	$0.44	$0.61	$0.21	$1.92	$1.41
Diluted earnings per common share	$0.44	$0.61	$0.21	$1.92	$1.41
Dividends per common share	$0.20	$0.20	$0.18	$0.80	$0.72

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in thousands, except per share data)
(Unaudited)

	December 31,	September 30,	December 31,
	2018	2018	2017
ASSETS
Cash and due from banks	$118,561	$45,094	$51,546
Securities held-to-maturity:
Mortgage-backed securities	7,953	7,958	7,973
Other securities	24,065	23,207	22,913
Securities available for sale:
Mortgage-backed securities	557,953	528,119	509,650
Other securities	264,702	232,913	228,704
Loans:
Multi-family residential	2,269,048	2,235,370	2,273,595
Commercial real estate	1,542,547	1,460,555	1,368,112
One-to-four family ― mixed-use property	577,741	565,302	564,206
One-to-four family ― residential	190,350	188,975	180,663
Co-operative apartments	8,498	7,771	6,895
Construction	50,600	40,239	8,479
Small Business Administration	15,210	14,322	18,479
Taxi medallion	4,539	6,078	6,834
Commercial business and other	877,763	846,224	732,973
Net unamortized premiums and unearned loan fees	15,188	15,226	16,763
Allowance for loan losses	(20,945)	(20,309)	(20,351)
Net loans	5,530,539	5,359,753	5,156,648
Interest and dividends receivable	25,485	24,673	21,405
Bank premises and equipment, net	30,418	29,929	30,836
Federal Home Loan Bank of New York stock	57,282	54,942	60,089
Bank owned life insurance	131,788	131,009	131,856
Goodwill	16,127	16,127	16,127
Other assets	69,303	85,819	61,527
Total assets	$6,834,176	$6,539,543	$6,299,274

LIABILITIES
Due to depositors:
Non-interest bearing	$413,747	$398,606	$385,269
Interest-bearing:
Certificate of deposit accounts	1,563,310	1,562,962	1,351,933
Savings accounts	210,022	216,976	290,280
Money market accounts	1,427,992	1,223,640	979,958
NOW accounts	1,300,852	1,255,464	1,333,232
Total interest-bearing deposits	4,502,176	4,259,042	3,955,403
Mortgagors' escrow deposits	44,861	58,667	42,606
Borrowed funds	1,250,843	1,197,101	1,309,653
Other liabilities	73,085	84,371	73,735
Total liabilities	6,284,712	5,997,787	5,766,666

STOCKHOLDERS' EQUITY
Preferred stock (5,000,000 shares authorized; none issued)	-	-	-
Common stock ($0.01 par value; 100,000,000 shares authorized; 31,530,595 shares issued at December 31, 2018, September 30, 2018 and December 31, 2017; 27,983,637
shares, 28,025,081 shares and 28,588,266 shares outstanding at December 31, 2018,
September 30, 2018 and December 31, 2017, respectively)	315	315	315
Additional paid-in capital	222,720	221,622	217,906
Treasury stock (3,546,958 shares, 3,505,514 shares and 2,942,329 shares at
December 31, 2018, September 30, 2018 and December 31, 2017, respectively)	(75,146)	(74,222)	(57,675)
Retained earnings	414,327	407,590	381,048
Accumulated other comprehensive loss, net of taxes	(12,752)	(13,549)	(8,986)
Total stockholders' equity	549,464	541,756	532,608

Total liabilities and stockholders' equity	$6,834,176	$6,539,543	$6,299,274

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL DATA
(Dollars in thousands, except per share data)
(Unaudited)

	At or for the three months ended						At or for the twelve months ended
	December 31,		September 30,		December 31,		December 31,		December 31,
	2018		2018		2017		2018		2017
Per Share Data
Basic earnings per share	$0.44		$0.61		$0.21		$1.92		$1.41
Diluted earnings per share	$0.44		$0.61		$0.21		$1.92		$1.41
Average number of shares outstanding for:
Basic earnings per common share computation	28,422,215		28,603,543		29,045,491		28,709,378		29,080,095
Diluted earnings per common share computation	28,422,517		28,603,948		29,046,111		28,709,833		29,081,723
Shares outstanding	27,983,637		28,025,081		28,588,266		27,983,637		28,588,266
Book value per common share (1)	$19.64		$19.33		$18.63		$19.64		$18.63
Tangible book value per common share (2)	$19.07		$18.77		$18.08		$19.07		$18.08

Stockholders' Equity
Stockholders' equity	$549,464		$541,756		$532,608		$549,464		$532,608
Tangible stockholders' equity	533,627		525,920		516,772		533,627		516,772

Average Balances
Total loans, net	$5,438,418		$5,280,172		$5,087,102		$5,316,968		$4,988,613
Total interest-earning assets	6,364,456		6,130,422		5,934,493		6,194,248		5,916,073
Total assets	6,681,161		6,446,540		6,243,686		6,504,598		6,217,746
Total due to depositors	4,453,200		4,213,118		4,020,334		4,288,868		4,036,347
Total interest-bearing liabilities	5,654,560		5,455,867		5,254,030		5,517,552		5,268,100
Stockholders' equity	541,067		536,416		573,201		534,735		530,300

Performance Ratios (3)
Return on average assets	0.74%		1.08%		0.38%		0.85%		0.66%
Return on average equity	9.18		12.93		4.44		10.30		7.75
Yield on average interest-earning assets	4.24		4.27		4.02		4.15		3.97
Cost of average interest-bearing liabilities	1.90		1.76		1.27		1.62		1.17
Cost of funds	1.75		1.63		1.17		1.52		1.09
Interest rate spread during period	2.34		2.51		2.75		2.53		2.80
Net interest margin	2.55		2.71		2.90		2.70		2.93
Non-interest expense to average assets	1.54		1.69		1.66		1.72		1.73
Efficiency ratio (4)	58.53		61.30		55.35		62.20		57.90
Average interest-earning assets to average
interest-bearing liabilities	1.13	X	1.12	X	1.13	X	1.12	X	1.12	X

(1)   Calculated by dividing stockholders’ equity by shares outstanding.

(2)   Calculated by dividing tangible stockholders’ common equity, a non-GAAP measure by shares outstanding. Tangible stockholders’ common equity is stockholders’ equity less intangible assets (goodwill, net of deferred taxes). See “Calculation of Tangible Stockholders’ Common Equity to Tangible Assets”.

(3)   Ratios are presented on an annualized basis, where appropriate.

(4)   Efficiency ratio, a non-GAAP measure, was calculated by dividing non-interest expense (excluding OREO expense and the net gain/loss from the sale of OREO) by the total of net interest income and non-interest income (excluding net gains and losses from the sale of securities, fair value adjustments and life insurance proceeds).

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL DATA
(Dollars in thousands)
(Unaudited)

	At or for the year	At or for the year
	ended	ended
	December 31, 2018	December 31, 2017

Selected Financial Ratios and Other Data

Regulatory capital ratios (for Flushing Financial Corporation):
Tier 1 capital	$586,582	$563,426
Common equity Tier 1 capital	546,230	527,727
Total risk-based capital	682,527	658,777

Tier 1 leverage capital (well capitalized = 5%)	8.74%	9.02%
Common equity Tier 1 risk-based capital (well capitalized = 6.5%)	10.98	11.59
Tier 1 risk-based capital (well capitalized = 8.0%)	11.79	12.38
Total risk-based capital (well capitalized = 10.0%)	13.72	14.47

Regulatory capital ratios (for Flushing Bank only):
Tier 1 capital	$660,782	$631,285
Common equity Tier 1 capital	660,782	631,285
Total risk-based capital	681,727	651,636

Tier 1 leverage capital (well capitalized = 5%)	9.85%	10.11%
Common equity Tier 1 risk-based capital (well capitalized = 6.5%)	13.28	13.87
Tier 1 risk-based capital (well capitalized = 8.0%)	13.28	13.87
Total risk-based capital (well capitalized = 10.0%)	13.70	14.31

Capital ratios:
Average equity to average assets	8.22%	8.53%
Equity to total assets	8.04	8.46
Tangible common equity to tangible assets (1)	7.83	8.22

Asset quality:
Non-accrual loans (2)	$16,253	$15,710
Non-performing loans	16,253	18,134
Non-performing assets	16,288	18,134
Net charge-offs/ (recoveries)	(19)	11,739

Asset quality ratios:
Non-performing loans to gross loans	0.29%	0.35%
Non-performing assets to total assets	0.24	0.29
Allowance for loan losses to gross loans	0.38	0.39
Allowance for loan losses to non-performing assets	128.60	112.23
Allowance for loan losses to non-performing loans	128.87	112.23

Full-service customer facilities	19	18

  See “Calculation of Tangible Stockholders’ Common Equity to Tangible Assets”.
  Excludes performing non-accrual TDR loans.

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
NET INTEREST MARGIN
(Dollars in thousands)
(Unaudited)

	For the three months ended
	December 31, 2018				September 30, 2018				December 31, 2017
	Average		Yield/		Average		Yield/		Average		Yield/
	Balance	Interest	Cost		Balance	Interest	Cost		Balance	Interest	Cost
Interest-earning Assets:
Mortgage loans, net	$4,555,895	$49,789	4.37%		$4,467,349	$49,612	4.44%		$4,355,973	$45,577	4.19%
Other loans, net	882,523	10,933	4.96		812,823	10,046	4.94		731,129	7,872	4.31
Total loans, net (1)	5,438,418	60,722	4.47		5,280,172	59,658	4.52		5,087,102	53,449	4.20
Taxable securities:
Mortgage-backed
securities	558,693	4,004	2.87		542,192	3,800	2.80		524,098	3,567	2.72
Other securities	184,592	1,586	3.44		123,174	928	3.01		151,565	1,696	4.48
Total taxable securities	743,285	5,590	3.01		665,366	4,728	2.84		675,663	5,263	3.12
Tax-exempt securities: (2)
Other securities	114,079	804	2.82		123,472	852	2.76		123,816	862	2.78
Total tax-exempt securities	114,079	804	2.82		123,472	852	2.76		123,816	862	2.78
Interest-earning deposits
and federal funds sold	68,674	317	1.85		61,412	248	1.62		47,912	123	1.03
Total interest-earning
assets	6,364,456	67,433	4.24		6,130,422	65,486	4.27		5,934,493	59,697	4.02
Other assets	316,705				316,118				309,193
Total assets	$6,681,161				$6,446,540				$6,243,686

Interest-bearing Liabilities:
Deposits:
Savings accounts	$213,091	392	0.74		$219,749	304	0.55		$306,273	519	0.68
NOW accounts	1,312,834	4,968	1.51		1,336,873	4,416	1.32		1,357,028	2,634	0.78
Money market accounts	1,348,873	6,523	1.93		1,169,130	5,126	1.75		984,619	2,664	1.08
Certificate of deposit
accounts	1,578,402	8,276	2.10		1,487,366	7,453	2.00		1,372,414	5,322	1.55
Total due to depositors	4,453,200	20,159	1.81		4,213,118	17,299	1.64		4,020,334	11,139	1.11
Mortgagors' escrow
accounts	71,108	15	0.08		57,573	126	0.88		65,127	35	0.21
Total interest-bearing
deposits	4,524,308	20,174	1.78		4,270,691	17,425	1.63		4,085,461	11,174	1.09
Borrowings	1,130,252	6,623	2.34		1,185,176	6,540	2.21		1,168,569	5,463	1.87
Total interest-bearing
liabilities	5,654,560	26,797	1.90		5,455,867	23,965	1.76		5,254,030	16,637	1.27
Non interest-bearing
demand deposits	406,501				380,825				373,136
Other liabilities	79,033				73,432				79,319
Total liabilities	6,140,094				5,910,124				5,706,485
Equity	541,067				536,416				537,201
Total liabilities and
equity	$6,681,161				$6,446,540				$6,243,686

Net interest income /
net interest rate spread		$40,636	2.34%			$41,521	2.51%			$43,060	2.75%

Net interest-earning assets /
net interest margin	$709,896		2.55%		$674,555		2.71%		$680,463		2.90%

Ratio of interest-earning
assets to interest-bearing
liabilities			1.13	X			1.12	X			1.13	X

  Loan interest income includes loan fee income (which includes net amortization of deferred fees and costs, late charges, and prepayment penalties) of approximately $0.5 million, $1.2 million and $0.5 million for the three months ended December 31, 2018, September 30, 2018 and December 31, 2017, respectively.
  Interest income on tax-exempt securities does not include the tax benefit of the tax-exempt securities.

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
NET INTEREST MARGIN
(Dollars in thousands)
(Unaudited)

	For the year ended
	December 31, 2018				December 31, 2017
	Average		Yield/		Average		Yield/
	Balance	Interest	Cost		Balance	Interest	Cost
Interest-earning Assets:
Mortgage loans, net	$4,494,210	$193,186	4.30%		$4,304,889	$181,006	4.20%
Other loans, net	822,758	39,533	4.80		683,724	28,277	4.14
Total loans, net (1)	5,316,968	232,719	4.38		4,988,613	209,283	4.20
Taxable securities:
Mortgage-backed
securities	539,771	15,065	2.79		526,934	13,686	2.60
Other securities	140,461	4,658	3.32		199,350	7,349	3.69
Total taxable securities	680,232	19,723	2.90		726,284	21,035	2.90
Tax-exempt securities: (2)
Other securities	121,412	3,366	2.77		139,704	3,741	2.68
Total tax-exempt securities	121,412	3,366	2.77		139,704	3,741	2.68
Interest-earning deposits
and federal funds sold	75,636	1,190	1.57		61,472	526	0.86
Total interest-earning
assets	6,194,248	256,998	4.15		5,916,073	234,585	3.97
Other assets	310,350				301,673
Total assets	$6,504,598				$6,217,746

Interest-bearing Liabilities:
Deposits:
Savings accounts	$233,392	1,370	0.59		$292,887	1,808	0.62
NOW accounts	1,407,945	15,896	1.13		1,444,944	9,640	0.67
Money market accounts	1,164,505	18,707	1.61		908,025	8,151	0.90
Certificate of deposit
accounts	1,483,026	28,310	1.91		1,390,491	20,579	1.48
Total due to depositors	4,288,868	64,283	1.50		4,036,347	40,178	1.00
Mortgagors' escrow
accounts	66,255	214	0.32		61,962	141	0.23
Total interest-bearing
deposits	4,355,123	64,497	1.48		4,098,309	40,319	0.98
Borrowings	1,162,429	25,095	2.16		1,169,791	21,159	1.81
Total interest-bearing
liabilities	5,517,552	89,592	1.62		5,268,100	61,478	1.17
Non interest-bearing
demand deposits	380,889				348,518
Other liabilities	71,422				70,828
Total liabilities	5,969,863				5,687,446
Equity	534,735				530,300
Total liabilities and
equity	$6,504,598				$6,217,746

Net interest income /
net interest rate spread		$167,406	2.53%			$173,107	2.80%

Net interest-earning assets /
net interest margin	$676,696		2.70%		$647,973		2.93%

Ratio of interest-earning
assets to interest-bearing
liabilities			1.12	X			1.12	X

  Loan interest income includes loan fee income (which includes net amortization of deferred fees and costs, late charges, and prepayment penalties) of approximately $2.1 million and $2.4 million for the year ended December 31, 2018 and 2017, respectively.
  Interest income on tax-exempt securities does not include the tax benefit of the tax-exempt securities.

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
DEPOSIT COMPOSITION
(Unaudited)

					December 2018 vs.		December 2018 vs.
	December 31,	September 30,	June 30,	March 31,	September 2018,	December 31,	December 2017,
(Dollars in thousands)	2018	2018	2018	2018	% Change	2017	% Change
Deposits
Non-interest bearing	$413,747	$398,606	$388,467	$377,861	3.8%	$385,269	7.4%
Interest bearing:
Certificate of deposit
accounts	1,563,310	1,562,962	1,452,016	1,499,326	0.0%	1,351,933	15.6%
Savings accounts	210,022	216,976	225,815	246,888	-3.2%	290,280	-27.6%
Money market accounts	1,427,992	1,223,640	1,069,835	1,032,409	16.7%	979,958	45.7%
NOW accounts	1,300,852	1,255,464	1,422,745	1,479,319	3.6%	1,333,232	-2.4%
Total interest-bearing
deposits	4,502,176	4,259,042	4,170,411	4,257,942	5.7%	3,955,403	13.8%

Total deposits	$4,915,923	$4,657,648	$4,558,878	$4,635,803	5.5%	$4,340,672	13.3%

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
LOANS
(Unaudited)

Loan Closings

	For the three months			For the year ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(In thousands)	2018	2018	2017	2018	2017
Multi-family residential	$85,095	$102,484	$118,784	$339,732	$373,512
Commercial real estate	95,772	38,569	53,381	270,785	238,057
One-to-four family – mixed-use property	28,924	16,870	19,913	74,156	65,247
One-to-four family – residential	7,356	11,362	9,545	42,660	26,168
Co-operative apartments	948	-	100	2,448	332
Construction	8,968	6,008	726	39,595	7,847
Small Business Administration	1,304	344	4,772	3,843	11,559
Commercial business and other	116,365	133,188	121,598	477,572	316,748
Total	$344,732	$308,825	$328,819	$1,250,791	$1,039,470

Loan Composition

					December 2018 vs.		December 2018 vs.
	December 31,	September 30,	June 30,	March 31,	September 2018,	December 31,	December 2017,
(Dollars in thousands)	2018	2018	2018	2018	% Change	2017	% Change
Loans held for investment:
Multi-family residential	$2,269,048	$2,235,370	$2,247,852	$2,286,803	1.5%	$2,273,595	-0.2%
Commercial real estate	1,542,547	1,460,555	1,471,894	1,426,847	5.6%	1,368,112	12.8%
One-to-four family ―
mixed-use property	577,741	565,302	564,474	566,930	2.2%	564,206	2.4%
One-to-four family ― residential	190,350	188,975	187,741	190,115	0.7%	180,663	5.4%
Co-operative apartments	8,498	7,771	7,839	6,826	9.4%	6,895	23.2%
Construction	50,600	40,239	33,826	23,887	25.7%	8,479	496.8%
Small Business Administration	15,210	14,322	14,405	20,004	6.2%	18,479	-17.7%
Taxi medallion	4,539	6,078	6,225	6,617	-25.3%	6,834	-33.6%
Commercial business and other	877,763	846,224	783,904	768,440	3.7%	732,973	19.8%
Net unamortized premiums
and unearned loan fees	15,188	15,226	15,647	16,395	-0.2%	16,763	-9.4%
Allowance for loan losses	(20,945)	(20,309)	(20,220)	(20,542)	3.1%	(20,351)	2.9%
Net loans	$5,530,539	$5,359,753	$5,313,587	$5,292,322	3.2%	$5,156,648	7.3%

Net Loans Activity

	Three Months Ended
	December 31,	September, 30	June 30,	March 31,	December 31,
(In thousands)	2018	2018	2018	2018	2017
Loans originated and purchased	$344,732	$308,825	$255,410	$341,824	$328,819
Principal reductions	(173,061)	(257,902)	(226,030)	(202,059)	(209,400)
Loans sold	-	(4,027)	(7,273)	(2,703)	(1,018)
Loan charged-offs	(211)	(220)	(416)	(85)	(11,616)
Foreclosures	-	-	-	(744)	-
Net change in deferred fees and costs	(38)	(421)	(748)	(368)	(162)
Net change in the allowance for loan losses	(636)	(89)	322	(191)	4,918
Total loan activity	$170,786	$46,166	$21,265	$135,674	$111,541

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
NON-PERFORMING ASSETS and NET CHARGE-OFFS
(Unaudited)

	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2018	2018	2018	2018	2017
Loans 90 Days Or More Past Due
and Still Accruing:
Commercial real estate	$-	$111	$-	$1,668	$2,424
Construction	-	-	730	-	-
Total	-	111	730	1,668	2,424

Non-accrual Loans:
Multi-family residential	2,410	862	2,165	2,193	3,598
Commercial real estate	1,379	1,398	1,448	1,894	1,473
One-to-four family - mixed-use property	928	795	2,157	2,396	1,867
One-to-four family - residential	6,144	6,610	6,969	7,542	7,808
Co-operative apartments	-	-	575	-	-
Small Business Administration	1,267	1,395	-	41	46
Taxi medallion(1)	613	712	743	906	918
Commercial business and other	3,512	761	2	-	-
Total	16,253	12,533	14,059	14,972	15,710

Total Non-performing Loans	16,253	12,644	14,789	16,640	18,134

Other Non-performing Assets:
Real estate acquired through foreclosure	-	-	-	638	-
Other asset acquired through foreclosure	35	35	35	106	-
Total	35	35	35	744	-

Total Non-performing Assets	$16,288	$12,679	$14,824	$17,384	$18,134

Non-performing Assets to Total Assets	0.24%	0.19%	0.23%	0.27%	0.29%
Allowance For Loan Losses to Non-performing Loans	128.9%	160.6%	136.7%	123.5%	112.2%

(1)  Not included in the above analysis are TDR taxi medallion loans totaling $3.9 million in 4Q18, $5.4 million in 3Q18, $5.5 million in 2Q18, $5.7 million in 1Q18 and $5.9 million in 4Q17.

Net Charge-Offs (Recoveries)

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(In thousands)	2018	2018	2018	2018	2017
Multi-family residential	$(4)	$18	$28	$51	$(1)
Commercial real estate	-	-	-	-	(3)
One-to-four family – mixed-use property	(18)	(36)	(79)	-	(37)
One-to-four family – residential	(199)	(258)	(4)	(107)	212
Small Business Administration	170	134	18	19	109
Taxi medallion	(143)	40	353	-	11,229
Commercial business and other	(20)	13	6	(1)	4
Total net loan charge-offs (recoveries)	$(214)	$(89)	$322	$(38)	$11,513

Core Diluted EPS, Core ROAE, Core ROAA, tangible book value per common share and core earnings before provision and income taxes are each non-GAAP measures used in this release. A reconciliation to the most directly comparable GAAP financial measures appears in tabular form at the end of this release. The Company believes that these measures are useful for both investors and management to understand the effects of certain non-interest items and provide an alternative view of the Company's performance over time and in comparison to the Company's competitors. These measures should not be viewed as a substitute for net income. The Company believes that tangible book value per common share is useful for both investors and management as these are measures commonly used by financial institutions, regulators and investors to measure the capital adequacy of financial institutions. The Company believes these measures facilitate comparison of the quality and composition of the Company's capital over time and in comparison to its competitors. These measures should not be viewed as a substitute for total shareholders' equity.

These non-GAAP measures have inherent limitations, are not required to be uniformly applied and are not audited. They should not be considered in isolation or as a substitute for analysis of results reported under GAAP. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
RECONCILIATION OF GAAP EARNINGS and CORE EARNINGS
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2018	2018	2017	2018	2017

GAAP income before income taxes	$13,468	$19,243	$13,650	$65,485	$66,134

Net loss from fair value adjustments	3,585	170	631	4,122	3,465
Net loss on sale of securities	1,920	-	-	1,920	186
Gain from life insurance proceeds	-	(2,222)	-	(2,998)	(1,405)
Net gain on sale of assets	(1,141)	-	-	(1,141)	-
Accelerated employee benefits upon Officer's death	-	149	-	149	-

Core income before taxes	17,832	17,340	14,281	67,537	68,380

Provision for income taxes for core income	2,395	2,010	4,652	11,960	22,613

Core net income	$15,437	$15,330	$9,629	$55,577	$45,767

GAAP diluted earnings per common share	$0.44	$0.61	$0.21	$1.92	$1.41

Net loss from fair value adjustments, net of tax	0.09	-	0.01	0.10	0.07
Net loss on sale of securities, net of tax	0.05	-	-	0.05	-
Gain from life insurance proceeds	-	(0.08)	-	(0.10)	(0.05)
Federal tax reform 2017	-	-	0.13	-	0.13
Net gain on sale of assets, net of tax	(0.03)	-	-	(0.03)	-
Accelerated employee benefits upon Officer's death, net of tax	-	-	-	-	-

Core diluted earnings per common share[1]	$0.54	$0.54	$0.33	$1.94	$1.57

Core net income, as calculated above	$15,437	$15,330	$9,629	$55,577	$45,767
Average assets	6,681,161	6,446,540	6,243,686	6,504,598	6,217,746
Average equity	541,067	536,416	537,201	534,735	530,300
Core return on average assets[2]	0.92%	0.95%	0.62%	0.85%	0.74%
Core return on average equity[2]	11.41%	11.43%	7.17%	10.39%	8.63%

(1) Core diluted earnings per common share may not foot due to rounding.
(2) Ratios are calculated on an annualized basis.

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
CALCULATION OF TANGIBLE STOCKHOLDERS’
COMMON EQUITY to TANGIBLE ASSETS
(Unaudited)

	December 31,	December 31,
(Dollars in thousands)	2018	2017
Total Equity	$549,464	$532,608
Less:
Goodwill	(16,127)	(16,127)
Intangible deferred tax liabilities	290	291
Tangible Stockholders' Common Equity	$533,627	$516,772

Total Assets	$6,834,176	$6,299,274
Less:
Goodwill	(16,127)	(16,127)
Intangible deferred tax liabilities	290	291
Tangible Assets	$6,818,339	$6,283,438

Tangible Stockholders' Common Equity to Tangible Assets	7.83%	8.22%

1 See the table entitled “Reconciliation of Non-GAAP Financial Measures.”

Contact:

Susan K. Cullen
Senior Executive Vice President, Treasurer and Chief Financial Officer
Flushing Financial Corporation
(718) 961-5400